Artisan Partners Asset Management Inc. Reports December 2014 Assets Under Management
Milwaukee, WI - January 12, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of December 31, 2014 totaled $107.9 billion. Separate accounts accounted for $47.7 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $60.2 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of December 31, 2014 - ($ Millions)
Global Equity Team
Non-U.S. Growth	29,392
Non-U.S. Small-Cap Growth	1,247
Global Equity	680
Global Small-Cap Growth	133

U.S. Value Team
U.S. Mid-Cap Value	13,740
U.S. Small-Cap Value	2,414
Value Equity	1,958

Growth Team
U.S. Mid-Cap Growth	16,634
U.S. Small-Cap Growth	2,744
Global Opportunities	5,121

Global Value Team
Non-U.S. Value	16,872
Global Value	15,609

Emerging Markets Team
Emerging Markets	806

Credit Team
High Income	565
Firm Total	$107,915

ABOUT ARTISAN PARTNERS
Artisan Partners is an independent investment management firm focused on providing high value-added, active investment strategies to sophisticated clients globally. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners has six autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com